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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 filed by IXC Communications, Inc. on September 5, 1996, December 30, 1996, and April 9, 1998, and to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3, filed by IXC Communications, Inc. and declared effective on August 28, 1997, the inclusion of our report dated March 11, 1996 on the financial statements of United Wats, Inc. in the Form S-4 filed by IXC Communications, Inc. with the Securities and Exchange Commission on April 17, 1998, and to all references to our Firm included in the above referenced Form S-4.


/s/  MAYER HOFFMAN MCCANN L.C.

Kansas City, Missouri
April 22, 1998